Exhibit 10.8

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of November 6, 2024, by and between FREYR Battery, Inc. (“FREYR” or the “Company”), a Delaware corporation and Encompass Capital Advisors LLC (the “Stockholder”). FREYR and the Stockholder are sometimes referred to as a “Party” and collectively the “Parties”. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Transaction Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, FREYR and Trina Solar (Schweiz) AG (“Trina”) have entered into that certain transaction agreement, dated as of November 6, 2024 (the “Transaction Agreement”), pursuant to which, FREYR has acquired from Trina, directly or indirectly, certain U.S. solar manufacturing assets upon the terms and subject to the conditions set forth in the Transaction Agreement;

WHEREAS, as of the date hereof, the Stockholder is the record or beneficial owner (as defined in Rule 13d-3 and 13d-5(b)(1) of the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the term “beneficial owner” or “beneficially owned” is used) of shares of Acquiror Common Stock, par value $0.01 per share (such shares of Acquiror Common Stock, together with any other shares of Acquiror Common Stock over which the Stockholder acquires record or beneficial ownership (including pursuant to Section 1.1) during the period from the date hereof through the termination of this Agreement, are collectively referred to herein as the “Shares”);

WHEREAS, in connection with the Purchase Price under the Transaction Agreement, FREYR and Trina will enter into that certain convertible note instrument on or before the Closing Date (the “Convertible Unsecured Note”), pursuant to which, among other things, FREYR shall issue a convertible note in the aggregate principal amount of USD 80,000,000, which, subject to CFIUS Approval is convertible in two conversions into shares of Acquiror Common Stock. The Second Conversion is subject to receiving the Requisite Stockholder Approval at the Acquiror Stockholder Meeting;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Parties agree as follows:

1.1 Agreement to Vote. The Stockholder agrees that, from and after the date hereof and until the earlier to occur of (x) the receipt of the Requisite Stockholder Approval and (y) one year from the Closing Date (the “Voting Covenant Expiration Date”), at the Acquiror Stockholder Meeting or any meeting of the stockholders of FREYR, however called, or in connection with any written consent of the stockholders of FREYR, in each case relating to any proposed action by the stockholders of FREYR with respect to the matters set forth in Section 1.1(b) below (each, a “Voting Event”), the Stockholder shall:

(a) appear at each such Voting Event or otherwise cause all Shares owned by the Stockholder at such time to be counted as present thereat for purposes of calculating a quorum; and

ARTICLE I

VOTING

(b) vote (or cause to be voted), in person or by proxy, all Shares owned by the Stockholder at such time (i) in favor of adoption of the Second Conversion; (ii) in favor of any proposal to adjourn a meeting of the stockholders of FREYR to solicit additional proxies in favor of the adoption of the Second Conversion and (iii) against any other action, agreement or transaction that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone or discourage the Second Conversion or the performance by FREYR of its obligations under the Convertible Unsecured Note or by the Stockholder of its obligations under this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants as follows:

(a) Authorization; Validity of Agreement; Necessary Action. The Stockholder has all necessary corporate power and authority to enter into this Agreement and to carry out, or cause to be carried out, its obligations hereunder in accordance with the terms hereof. The execution and delivery by the Stockholder of this Agreement and the performance by the Stockholder of its obligations hereunder have been duly authorized by all requisite action on the part of the Stockholder, and no other action on the part of the Stockholder is necessary to authorize the execution and delivery by the Stockholder of this Agreement or the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Stockholder, and assuming due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

(b) Ownership. The Stockholder has and will have at all times through the Voting Covenant Expiration Date, with respect to all Shares owned by the Stockholder at such time, sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I or Article III hereof, and sole power to agree to all of the matters set forth in this Agreement.

2.2 Representations and Warranties of FREYR. FREYR hereby represents and warrants to the Stockholder as follows:

(a) Authorization; Validity of Agreement; Necessary Action.

(i)  The Company has all requisite corporate power and authority to enter into this Agreement in connection with the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation of the transactions hereunder have been duly authorized by all necessary corporate or similar organizational and other action on the part of the Company.

(ii) This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to Laws of general application relating to bankruptcy, insolvency, moratorium, the relief of debtors and enforcement of creditors’ rights in general.

ARTICLE III

COVENANTS

3.1 No Contravening Actions. The Stockholder further agrees not to take or agree or commit to take any action that would make any representation and warranty of the Stockholder contained in this Agreement inaccurate in any material respect.

ARTICLE IV

MISCELLANEOUS

4.1 Termination. This Agreement shall terminate upon the earliest to occur of (a) the receipt of the Requisite Stockholder Approval and (b) one year from the Closing Date; provided, however, that the provisions of this Article IV shall survive any termination of this Agreement and shall continue to be binding upon the Parties hereto. Except as set forth in the proviso of the preceding sentence, in the event of such termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any Party.

4.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by email or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for any Party as shall be specified by such Party in a notice given in accordance with this Section 4.2).

if to FREYR, to:

FREYR Battery, Inc.
6&8 East Court Square, Suite 300,
Newnan, Georgia 30263
Attention: Compliance Officer
Email: compliance-officer@freyrbattery.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
22 Bishopsgate
London, EC2N 4BQ

Attention:	Denis Klimentchenko Danny Tricot
Email:	denis.klimentchenko@skadden.com danny.tricot@skadden.com

if to the Stockholder, to:

Encompass Capital Advisors LLC

200 Park Avenue, 16th Floor Suite 1604,

New York, NY 10166

Attention: Syed Kazmi, CFO

Email: finance@encompasscap.com

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attention: Mitchell Raab

Email: mraab@olshanlaw.com

Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address shall be effective only upon receipt.

4.3 Counterparts; Execution.

(a) This Agreement shall become effective upon the execution and delivery of a duly executed counterpart hereof by each of the Parties hereto. Each of the Parties may execute this Agreement by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof. The words “execution,” “signed,” and “signature,” shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state Laws based on the Uniform Electronic Transactions Act.

(b) This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

4.4 Entire Agreement; Assignment. This Agreement constitutes the entire agreement between FREYR and the Stockholder, with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between FREYR and the Stockholder with respect to the subject matter hereof. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of law or otherwise, without the prior written approval of the other Party, except that FREYR may assign all or any portion of its rights and obligations pursuant to this Agreement in connection with a merger or consolidation involving FREYR, or other disposition of all or substantially all of the assets of FREYR; it being understood that any such assignment will not relieve FREYR of any of its obligations under this Agreement or impede or delay the consummation of the transactions contemplated hereby. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 4.4 is null and void.

4.5 Governing Law. This Agreement, and all claims, causes of action (whether in contract, tort or statute) or other matter that may result from, arise out of, be in connection with or relating to this Agreement, or the negotiation, administration, performance, or enforcement of this Agreement, including any claim or cause of action resulting from, arising out of, in connection with, or relating to any representation or warranty made in or in connection with this Agreement, shall be governed by, and construed and enforced in accordance with, the internal Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision, rule, or principle (whether of the State of Delaware or any other jurisdiction) that would result in the application of the Laws of any other jurisdiction.

4.6 Consent to Jurisdiction. Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Action based on, arising out of or relating to this Agreement or the transactions contemplated hereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 4.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 4.6 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Action to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy based on, arising out of or relating to this Agreement or the transactions contemplated hereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Action based on, arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Action in the Chosen Courts or that such Action was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Action based on, arising out of or relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the Company and the Stockholder agrees that a final judgment in any Action in the Chosen Courts shall be conclusive and may be enforced in other  jurisdictions, either within or outside of the U.S., by suit on the judgment or in any other manner provided by applicable Law. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. With respect to any Action for which it has submitted to jurisdiction pursuant to this Section 4.6, each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to Section 4.2. Nothing in this Section 4.6 shall affect the right of any party to serve process in any other manner permitted by law. The foregoing consent to jurisdiction shall not (x) constitute submission to jurisdiction or general consent to service of process in the State of Delaware for any purpose except with respect to any Action based on, arising out of or relating to this Agreement or the transactions contemplated hereby or (y) be deemed to confer rights on any Person other than the parties.

4.7 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO, BASED ON OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED ON OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.7.

4.8 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

FREYR BATTERY, INC.

By:	/s/ Daniel Barcelo
Name:	Daniel Barcelo
Title:	Authorized Signatory

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

ENCOMPASS CAPITAL ADVISORS LLC

By:	/s/ Syed Kazmi
Name:	Syed Kazmi
Title:	Chief Financial Officer